News ONEOK to Participate in U.S. Capital Advisors Midstream Corporate Access Day TULSA, Okla. – Jan. 18, 2018 – ONEOK, Inc. (NYSE: OKE) will participate in the U.S. Capital Advisors Midstream Corporate Access Day on Tuesday, Jan. 23, 2018, in Houston, Texas. Terry K. Spencer, ONEOK president and chief executive officer; Walter S. Hulse III, ONEOK chief financial officer and executive vice president, strategic planning and corporate affairs; Kevin L. Burdick, ONEOK executive vice president and chief operating officer; and Charles M. Kelley, ONEOK senior vice president, natural gas gathering and processing, will conduct a series of one-on-one meetings with investment-community representatives at the conference. The materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time) on Jan. 23, 2018. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is one of the largest energy midstream service providers in the U.S., connecting prolific supply basins with key market centers. It owns and operates one of the nation's premier natural gas liquids (NGL) systems and is a leader in the gathering, processing, storage and transportation of natural gas. ONEOK’s operations include a 38,000-mile integrated network of NGL and natural gas pipelines, processing plants, fractionators and storage facilities in the Mid-Continent, Williston, Permian and Rocky Mountain regions. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, Inc., visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook or Twitter @ONEOK. ### January 18, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026